Exhibit 99.1

C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2004

State College, PA (August 19, 2004) – C-COR Incorporated (Nasdaq: CCBL), a global provider of broadband communications products, software systems, and services, today reported its financial results for the fourth quarter and fiscal year 2004, ended June 25, 2004. Net sales for the fourth quarter of fiscal year 2004 were $64.2 million compared to $52.0 million for the same period last year and $58.4 million in the third quarter of fiscal year 2004.

Net sales for the entire fiscal year 2004 were $240.9 million compared to $200.7 million in fiscal year 2003. Bookings in the fourth quarter of fiscal year 2004 were $60.1 million for a book-to-bill ratio of .94. C-COR’s book-to-bill ratio in the fourth quarter of fiscal year 2003 was .93.

The Company’s net income for the fourth quarter of fiscal year 2004 was $4.6 million compared to a net loss of $13.0 million for the same period last year. Basic earnings per share for the fourth quarter of fiscal year 2004 were $.11 ($.10 on a diluted basis) compared to a net loss per share of $.36 for the same period last year on both a basic and diluted basis. For the entire fiscal year 2004, the Company recorded net income of $44.2 million or $1.14 per basic share ($1.10 on a diluted basis) compared to a net loss of $139.6 million or $3.84 per share in fiscal year 2003 on both a basic and diluted basis.

C-COR’s earnings for the fourth quarter of fiscal year 2004 include a $900,000 charge for in-process research and development (IPR&D) related to the Alopa acquisition and $744,000 of amortization related to intangibles. These items, which equate to $.04 on a per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analyst estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

For the first quarter of fiscal year 2005, ending September 24, 2004, the Company anticipates sales of between $64 and $67 million and a GAAP earnings per diluted share of between $.02 and $.05. These projections include $1.0 million related to amortization of intangible assets, or $.02 per diluted share, which is typically excluded from the First Call analyst projections. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number. The Company’s earnings projections for the first quarter of fiscal year 2005 do not include any charges for in-process research and development related to the Stargus acquisition, which closed in July 2004, because the Company cannot reliably estimate this charge at this time. The amount of the IPR&D charge, if any, will be determined by a third party appraisal during the first quarter.

David Woodle, Chairman and CEO of C-COR, issued the following statement regarding the Company’s results: “I am pleased with the strong financial results achieved by the Company in fiscal year 2004. Such results reflect the hard work of dedicated C-COR employees around the world. Along with posting solid current results, we have maintained our focus on the future by investing in three strategic acquisitions that add product lines to the Company’s portfolio. While we expect these investments to add to earnings in the long term, our earnings forecast for the next quarter reflects increased operating expenses and integration costs associated with the acquisitions. We expect the integration of these acquisitions to be substantially completed by the end of calendar year 2004.”

Corporate management will discuss C-COR’s financial results on a conference call today at 9:45 AM (ET). For information on how to access the conference call, refer to C-COR’s news release dated July 8, 2004 (posted on the C-COR web site at www.c-cor.net), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR (www.c-cor.net)

C-COR is a top-tier global provider of optical packet and digital video transport communications products; end-to-end fiber-to-the-premise systems; comprehensive OSS solutions; and high-end technical outsourced field services—all supporting cost-effective delivery of voice, video, and high-speed data over advanced broadband networks. Headquartered in the U.S. with facilities worldwide, C-COR’s mission is to provide our customers with second-to-none network integrity throughout the full network life cycle. C-COR’s common stock is listed on the Nasdaq National Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	June 25, 2004	June 27, 2003
Net sales	$64,194	$51,953
Cost of sales	40,692	36,605

Gross margin	23,502	15,348

Operating expenses:
Selling and administrative	12,483	11,018
Research and product development	5,487	5,561
Amortization of intangibles	744	550
Acquired in-process research and development charge	900	0
Goodwill impairment charge	0	6,029
Restructuring costs (recovery)	(57)	62

Total operating expenses	19,557	23,220

Income (loss) from operations	3,945	(7,872)

Interest expense	(19)	(67)
Investment income	424	172
Foreign exchange gain (loss)	(273)	389
Other income, net	174	365

Income (loss) before income taxes	4,251	(7,013)

Income tax expense (benefit)	(369)	5,969

Net income (loss)	$4,620	$(12,982)

Net income (loss) per share:
Basic	$0.11	$(0.36)
Diluted	$0.10	$(0.36)

Weighted average common shares and common share equivalents
Basic	43,010	36,457
Diluted	44,388	36,457

C-COR Incorporated

Condensed Consolidated Statements of Operations

(in thousands except per share amounts)

	Fifty-Two Weeks Ended
	June 25, 2004	June 27, 2003
Net sales	$240,918	$200,662
Cost of sales	150,651	168,724

Gross margin	90,267	31,938

Operating expenses:
Selling and administrative	43,260	49,015
Research and product development	21,495	27,007
Amortization of intangibles	2,394	1,961
Acquired in-process research and development charge	900	800
Goodwill impairment charge	0	46,051
Restructuring costs (recovery)	(272)	460

Total operating expenses	67,777	125,294

Income (loss) from operations	22,490	(93,356)

Interest expense	(87)	(317)
Investment income	1,128	999
Foreign exchange gain (loss)	205	(803)
Gain on sale of bankruptcy trade claims	21,075	0
Other income, net	371	905

Income (loss) before income taxes	45,182	(92,572)
Income tax expense	1,022	47,017

Net income (loss)	$44,160	$(139,589)

Net income (loss) per share:
Basic	$1.14	$(3.84)
Diluted	$1.10	$(3.84)

Weighted average common shares and common share equivalents
Basic	38,832	36,384
Diluted	40,223	36,384

C-COR Incorporated

Condensed Consolidated Balance Sheets

(in thousands of dollars)

	June 25, 2004	June 27, 2003
ASSETS
Current assets
Cash and cash equivalents	$63,791	$22,609
Restricted cash	1,637	2,300
Marketable securities	52,934	2
Accounts receivable, net	47,279	35,750
Inventories	25,680	30,438
Other	4,849	4,760

Total current assets	196,170	95,859

Property, plant and equipment, net	17,697	24,418
Goodwill	38,312	15,034
Other intangible assets, net	10,752	3,936
Deferred taxes	754	507
Other long-term assets	3,200	3,091

Total	$266,885	$142,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$23,571	$20,299
Accrued liabilities	31,256	37,260
Deferred taxes	467	528
Current portion of long-term debt	158	175

Total current liabilities	55,452	58,262

Long-term debt, less current portion	772	938
Other long-term liabilities	2,399	2,116
Shareholders’ equity	208,262	81,529

Total	$266,885	$142,845

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.